NORTH SIDE SAVINGS BANK

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON JANUARY 22, 1996

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of North Side Savings Bank, Floral Park, New York ("North Side" or the "Bank") will be held at The New York Helmsley Hotel, 212 East 42nd Street, New York, New York 10017 on Monday, January 22, 1996, at 10:00 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

               (1) To elect three directors for a term of three years or until their respective successors have been elected and qualified;

               (2) To ratify the appointment of KPMG Peat Marwick LLP as the Bank's independent auditors for the fiscal year ending September 30, 1996; and

               (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management of North Side is not aware of any other matters which may properly come before the meeting.

          Stockholders of the Bank of record at the close of business on December 8, 1995 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        [SIGNATURE]

                                        Judith A. MacGregor
                                        Corporate Secretary

     Floral Park, New York
     December 22, 1995

          YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO ITS EXERCISE.

     BOWNE CONVERSION

                            NORTH SIDE SAVINGS BANK
                               170 TULIP AVENUE
                          FLORAL PARK, NEW YORK 11001
                                (516) 488-6900

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                               JANUARY 22, 1996

          This Proxy Statement is furnished to the holders of common stock, $1.00 par value per share (the "Common Stock"), of North Side Savings Bank ("North Side" or the "Bank") in connection with the solicitation of proxies on behalf of the Board of Directors, to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The New York Helmsley Hotel, 212 East 42nd Street, New York, New York 10017 on Monday, January 22, 1996 at 10:00 a.m., Eastern Time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting. This Proxy Statement is expected to be mailed to stockholders on or about December 26, 1995.

          All properly executed proxies received in time for the meeting and not revoked will be voted as specified. If no instructions are specified, the proxy will be voted FOR the slate of directors described herein, and FOR the ratification of KPMG Peat Marwick LLP as the Bank's independent auditors for the fiscal year ending September 30, 1996 and, upon the transaction of such other business as may properly come before the meeting, in the discretion of the person appointed as proxy.

                             REVOCATION RIGHTS

          Any stockholder giving a proxy may revoke it at any time prior to the voting thereof by signing, dating and delivering a subsequent proxy or written notice to the Secretary of the Bank or by attending the Annual Meeting and notifying the Secretary of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting. If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of Common Stock on the Voting Record Date.

         OUTSTANDING SHARES, VOTING RIGHTS AND QUORUM REQUIREMENTS

          Only stockholders of record at the close of business on December 8, 1995 ("Voting Record Date") will be entitled to vote at the Annual Meeting and at any adjournment thereof. At the close of business on the Voting Record Date, there were 4,802,679 shares of Common Stock of the Bank outstanding, and the Bank had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote with respect to matters to be voted on at the Annual Meeting and any adjournments thereof. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding as of the Voting Record Date is necessary to constitute a quorum at the Annual Meeting.

          The election of directors shall be by a plurality of votes cast by the holders of Common Stock present, in person or by proxy, and entitled to vote thereon. The holders of Common Stock may not vote their shares cumulatively with respect to the election of the directors.

          The ratification of the appointment of independent auditors and any other matters to properly come before the meeting require the affirmative vote of a majority of the votes cast by the holders of Common Stock present, in person or by proxy, and entitled to vote thereon.

          Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting but will not be counted as votes cast. Under the rules of the New York Stock Exchange, the proposals to elect directors and to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for North Side are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the Annual Meeting, and for which there thus are not expected to be "broker non-votes." However, if there are any "broker non-votes," such shares will not be counted as present or as votes cast.

          Properly executed unmarked proxies will be voted FOR the election of the Board's nominees as directors, FOR the ratification of the appointment of the independent auditors and, as to any other business that may come before the Annual Meeting, at the discretion of the proxy holder.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth the only stockholders known by the Bank to own beneficially or of record more than 5% of the Common Stock and the nature of their stockholdings. This information has been obtained from reports filed pursuant to Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and regulations promulgated by the Federal Deposit Insurance Corporation (the "FDIC"), and reflects an adjustment for the Bank's 5% stock dividend paid March 1, 1995 (the "Stock Dividend"). Unless otherwise indicated, each stockholder listed in the table has sole voting and dispositive powers as of December 8, 1995 with respect to the shares owned beneficially or of record by such person.

                                                AMOUNT AND NATURE    PERCENT
     TITLE OF         NAME AND ADDRESS             OF BENEFICIAL        OF
      CLASS         OF BENEFICIAL OWNER              OWNERSHIP        CLASS

     Common         First Manhattan Co.              279,574(1)       5.82%
                    437 Madison Avenue
                    New York, New York 10022

     Common         FMR Corp.                        466,440(2)       9.71
                    82 Devonshire Street
                    Boston, Massachusetts 02109

     (1) Information obtained from Amendment No. 8 to Schedule 13G, dated February 10, 1995, as adjusted to reflect the Stock Dividend. All shares are held on behalf of others. First Manhattan Co. claims sole dispositive and voting power over 197,604 shares, shared voting power with the direct owners of 14,304 shares and shared dispositive power with the direct owners of 81,970 shares.

     (2) Information obtained from Amendment No. 2 to Form F-11A dated February 13, 1995, as adjusted to reflect the Stock Dividend. FMR Corp. ("FMR") is the parent holding company of Fidelity Management & Research Company ("Fidelity"), an investment adviser. Fidelity is the beneficial owner of 434,832 of such shares as a result of acting as an investment adviser to several investment companies. One investment company, Fidelity Select Home Finance Portfolio, owns 428,812 of such shares. Edward C. Johnson 3rd, FMR and certain mutual funds (the "Funds") each have sole dispositive power over these 434,832 shares, but no voting power. Voting power resides in the Funds' Boards of Trustees. Fidelity Management Trust Company ("FMT"), a bank which serves as investment manager of certain institutional accounts and is a subsidiary of FMR, is the beneficial owner of 31,608 shares as a result of such service as investment manager. FMR and Edward C. Johnson 3rd, through control of FMT, have sole voting and dispositive power over 31,608 shares held in such accounts. Edward C. Johnson 3rd and Abigail P. Johnson, together with various trusts for the benefit of Johnson family members, form a controlling group with respect to FMr. The Bank understands that, subsequent to Amendment No. 2 to Form F-11A, there may have been changes in the ownership structure of FMR and Fidelity.

          The following table sets forth certain information with respect to the beneficial ownership of Common Stock of the directors of the Bank, the executive officers listed in the Summary Compensation Table and the directors and current executive officers of the Bank as a group. Unless indicated otherwise, ownership figures are as of December 8, 1995, and each indicated person has sole voting and dispositive power over the shares owned beneficially by such person.

                                             AMOUNT AND NATURE      PERCENT
     TITLE OF             NAME OF              OF BENEFICIAL           OF
       CLASS          BENEFICIAL OWNER          OWNERSHIP(1)         CLASS

     Common         Thomas M. O'Brien          165,319.657(2)        3.38%
     Common         Irvin L. Cherashore             13,497             --(3)
     Common         Greg L. Collins                 44,261(4)          --(3)
     Common         Donald C. Fleming               55,006(5)        1.14
     Common         Richard D. Gidron               51,064(6)        1.06
     Common         Margaret M. Healy               39,145(6)          --(3)
     Common         Ralph J. Marino                  1,000             --(3)
     Common         John J. Murphy                  39,603(6)          --(3)
     Common         Stephen J. Schildwachter     2,634.735             --(3)
     Common         Alissa E. Ballot                14,604(7)          --(3)
     Common         Marie Alleva                    11,700(8)          --(3)
     Common         All directors and execu-
                     tive officers (17         403,230.392(9)        8.11
                      persons) as a group

      (1) Based on information provided by the respective directors and executive officers and filings with the FDIC.

      (2) Includes 7,875 restricted shares awarded to Mr. O'Brien under the Bank's Management Development and Recognition Plan (the "MDR") which are held by the MDR Trustees and as to which Mr. O'Brien has sole voting power, 57,931 shares which are held jointly with Mr. O'Brien's wife, with whom Mr. O'Brien has shared voting and dispositive power, 254 shares in the name of Mr. O'Brien's wife and 410.553 shares which are held by Mr. O'Brien as custodian for his three sons, with whom Mr. O'Brien has shared voting and dispositive power. Also includes a 4.15% beneficial interest in 47,143 shares (as of September 30, 1995) held in trust under the Bank's 401(k) Savings Plan as to which Mr. O'Brien shares voting power and options exercisable within 60 days after the Voting Record Date to purchase 82,690 shares of Common Stock. Does not include 108,384 shares of Common Stock held by Marine Midland Bank as Trustee for the North Side Savings Bank Retirement Trust II as to which Mr. O'Brien, through his membership on the Bank's Employee Benefits Committee, generally shares voting power. Such Committee does not intend to provide voting instructions to the Trustee in connection with the proposals to be presented at the Annual Meeting. In accordance with the provisions of the Trust Agreement governing the Retirement Plan Trust II, the Bank expects the Trustee to independently exercise the voting power appurtenant to such shares. Mr. O'Brien disclaims beneficial ownership of such shares. See "Executive Compensation--Long Term Incentive and Capital Accumulation Plan," "--401(k) Savings Plan," "-- Retirement Plan," and "--Management Development and Recognition Plan."

      (3) Holdings amount to less than 1% of the issued and outstanding shares of Common Stock of the Bank.

      (4) Includes 33,236 shares held individually and 11,025 shares held by Incline Capital group in a SEP-IRA account for the benefit of Mr. Collins and for which Mr. Collins has voting authority.

      (5) Includes 4,200 restricted shares awarded to Mr. Fleming under the MDR which are held by the MDR Trustees and as to which Mr. Fleming has sole voting power. Also includes a 7.41% beneficial interest in 47,143 shares (as of September 30, 1995) held in trust under the Bank's 401(k) Savings Plan as to which Mr. Fleming shares voting power and options exercisable within 60 days after the Voting Record Date to purchase 32,843 shares of Common Stock. Does not include 108,384 shares of Common Stock held by Marine Midland Bank as Trustee for the North Side Savings Bank Retirement Plan Trust II as to which Mr. Fleming, through his membership on the Bank's Employee Benefits Committee, generally shares voting power. Such Committee does not intend to provide voting instructions to the Trustee in connection with the proposals to be presented at the Annual Meeting. In accordance with the provisions of the Trust Agreement governing the Retirement Plan Trust II, the Bank expects the Trustee to independently exercise the voting power appurtenant to such shares. Mr. Fleming disclaims beneficial ownership of such shares. See "Executive Compensation--Long Term Incentive and Capital Accumulation Plan," "--401(k) Savings Plan," "--Retirement Plan" and "-- Management Development and Recognition Plan."

      (6) Includes 38,331 shares held by the MDR of which Mr. Gidron, Ms. Healy and Mr. Murphy are Trustees. Mr. Gidron, Ms. Healy and Mr. Murphy have sole dispositive power but no voting power over such shares. Mr. Gidron, Ms. Healy and Mr. Murphy disclaim beneficial ownership of such shares. See "Executive Compensation--Management Development and Recognition Plan."

      (7) Includes 3,150 restricted shares awarded to Ms. Ballot under the MDR which are held by the MDR Trustees and as to which Ms. Ballot has sole voting power. Also includes a 3.16% beneficial interest in 47,143 shares (as of September 30, 1995) held in trust under the Bank's 401(k) Savings Plan as to which Ms. Ballot shares voting power and options exercisable within 60 days after the Voting Record Date to purchase 8,407 shares of Common Stock. See "Executive Compensation--Long Term Incentive and Capital Accumulation Plan," "--401(k) Savings Plan," and "-- Management Development and Recognition Plan."

      (8) Includes 3,150 restricted shares awarded to Ms. Alleva under the MDR which are held by the MDR Trustees and as to which Ms. Alleva has sole voting power. Also includes a 0.3% beneficial interest in 47,143 shares (as of September 30, 1995) held in trust under the Bank's 401(k) Savings Plan as to which Ms. Alleva shares voting power and options exercisable within 60 days after the Voting Record Date to purchase 8,407 shares of Common Stock. See "Executive Compensation--Long Term Incentive and Capital Accumulation Plan," "--401(k) Savings Plan," and "-- Management Development and Recognition Plan."

      (9) Includes 38,331 shares of North Side Common Stock held by the MDR Trust which have been granted to certain of the Bank's officers and as to which such officers have sole voting power. All of such shares of North Side Common Stock currently held by the MDR Trustees have been awarded, and will vest at the rate of 20% per year for five years beginning on January 1, 1996. Employees who are awarded North Side Common Stock are entitled to all voting and other stockholder rights, except that the shares, while restricted, may not be sold, pledged or otherwise disposed of and are required to be held by the MDR Trustees. Shares of North Side Common Stock which have been awarded are voted by the MDR Trustees as directed by the employee to whom such shares have been granted. See "Executive Compensation-- Management Development and Recognition Plan." Also includes options to purchase 171,501 shares of North Side Common Stock which are exercisable within 60 days after the Voting Record Date. The percentage is computed by including executive officers' holdings of options exercisable within sixty (60) days after December 8, 1995 as outstanding Common Stock. See "Executive Compensation--Long Term Incentive and Capital Accumulation Plan." Such figures also include an aggregate 29.2% undivided beneficial interest of executive officers who are members of the group in an aggregate of 47,143 shares of Common Stock held by the trust established in connection with the 401(k) Savings Plan of North Side Savings Bank (the "Savings Plan Trust") as of September 30, 1995, as to which shares the respective account holders have shared voting power and no investment power except for such aggregate 29.2% of such shares which may be liquidated and reinvested in alternate investments. Does not include 108,384 shares of Common Stock held by Marine Midland Bank as Trustee for the North Side Savings Bank Retirement Plan Trust II as to which certain executive officers, through their membership on the Bank's Employee Benefits Committee, generally share voting power. Such Committee does not intend to provide voting instructions to the Trustee in connection with the proposals to be presented at the Annual Meeting. In accordance with the provisions of the Trust Agreement governing the Retirement Plan Trust II, the Bank expects the Trustee to independently exercise the voting power appurtenant to such shares.

                                  PROPOSAL I

                             ELECTION OF DIRECTORS

          One purpose of the Annual Meeting is the election of directors. Pursuant to North Side's Bylaws and by resolution of North Side's Board of Directors, the Board of Directors currently consists of nine members. The Bank's Board of Directors is divided into three classes, as nearly equal in number as possible, and the members of each class generally are elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. Each nominee previously has served as a director of the Bank.

     STOCKHOLDER NOMINATIONS

          Article II, Section 15 of the Bank's Bylaws provides that the Board of Directors shall act as a nominating committee for selecting the nominees for election as directors. Stockholders may name nominees for election to the Board of Directors by submitting written nominations to the Secretary of the Bank not less than 15 days prior to the anniversary date of the mailing of proxy materials by the Bank for its immediately preceding annual meeting of stockholders. Such stockholder's notice shall set forth certain specified information, including (a) the name of the stockholder and of the person or persons to be nominated;
     (b) a representation that the stockholder is a holder of record of stock of the Bank entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made; (d) such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Exchange Act; and (e) the consent of each nominee to serve as a director of the Bank if so elected. If any stockholder nomination is properly and timely made, ballots will be provided for use by stockholders at the Annual Meeting bearing the name of such nominee or nominees.

     THE NOMINEES

          Unless otherwise directed, each proxy executed and returned by a stockholder will be voted FOR the election of the three nominees listed below. There are no arrangements or understandings between the persons named and any other person pursuant to which such nominee was selected. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as director if elected.

        NOMINEES FOR DIRECTOR FOR A THREE-YEAR TERM EXPIRING IN 1999

                                POSITION WITH THE BANK
                               AND PRINCIPAL OCCUPATION             DIRECTOR
       NAME AND AGE             DURING PAST FIVE YEARS               SINCE

   Irvin L. Cherashore   Director; Director of Winchester Group,    1976(1)
       Age 60            Inc., a money management and
                         institutional brokerage firm,
                         previously an analyst/broker and
                         chairman of the executive
                         committee of Sterling, Grace &
                         Company, Inc.; Director of North
                         Side Capital Corp.; former
                         chairman of the Board of Fused
                         Silica Technology.

     Greg L. Collins     Director; President of Incline Capital     1990
       Age 42            Group, a management consulting
                         firm, from June 1988 to present;
                         Director, Gateway Technologies,
                         Inc.; Director, Iriscan;
                         previously President and Chief
                         Executive Officer of Raster Image
                         Processing Systems from April 1991
                         to September 1992; and Chief
                         Executive Officer of Carlisle
                         Systems Group, a computer
                         technologies firm, from February
                         1986 to June 1988; Director of
                         Transistor Devices, Inc. from 1988
                         to 1992.

     Thomas M. O'Brien   Chairman of the Board, President           1985(1)
       Age 45            and Chief Executive Officer of the
                         Bank since October 1, 1987; President
                         and Chief Operating Officer of the
                         Bank from December 1985 to
                         September 30, 1987; Director,
                         President and Chief Executive
                         Officer of North Side Capital
                         Corp.; Trustee, American Skandia
                         Trust, an investment company;
                         Member of the Thrift Advisory
                         Board of the Federal Reserve Bank
                         of New York; Director, Retirement
                         System Group, Inc.

     (1) Includes term as Trustee prior to the Bank's conversion from the mutual to stock form of organization on April 15, 1986.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE NOMINEES BE ELECTED AS DIRECTORS

                     DIRECTORS WITH A TERM ENDING IN 1997

                                POSITION WITH THE BANK
                               AND PRINCIPAL OCCUPATION            DIRECTOR
       NAME AND AGE             DURING PAST FIVE YEARS              SINCE

     Margaret M. Healy      Director; Principal, PH Network, a      1978(1)
       Age 57               marketing public relations firm
                            serving the retailing industry,
                            since March, 1992; Public
                            Relations Program Manager at
                            J.C.  Penney Company from July
                            1988 to February 1992; owner of
                            Peggy Healy Associates, a retail
                            consulting firm, from 1981 to
                            1988.  Member of the Board of
                            Directors of Dallas Children's
                            Theater.

     John J. Murphy         Director; Certified Public Accoun-      1988
       Age 59               tant; Senior Vice President and
                            Director of Skandia Investment
                            Management, Inc., an investment
                            company, since September 1992;
                            previously Vice President of
                            Skandia America Reinsurance
                            Corporation from June 1981 to
                            September 1992.  Member Switzer
                            Foundation.

     Stephen J.             Director; Field Underwriter with New    1974(1)
      Schildwachter         York Life Insurance Company
       Age 59               since 1980; financial counselor;
                            Director of Life Underwriters
                            Association of Westchester
                            County; President of Rye Rotary
                            Club; Captain, USNR (Ret.).

                     DIRECTORS WITH A TERM ENDING IN 1998

                                POSITION WITH THE BANK
                               AND PRINCIPAL OCCUPATION            DIRECTOR
       NAME AND AGE             DURING PAST FIVE YEARS              SINCE

     Richard D. Gidron      Director; Chairman and Chief Exe-       1978(1)
       Age 57               cutive Officer of Dick Gidron
                            Cadillac, Inc. since 1972 and
                            Dick Gidron  Ford, Inc. since
                            1983; President of the Bronx
                            Chamber of Commerce.

     Donald C. Fleming      Director; Executive Vice President      1991
       Age 46               and Chief Financial Officer of the
                            Bank since October 1989; Senior
                            Vice President and Chief
                            Financial Officer from April
                            1988 to October 1989; previously
                            Senior Vice President/ Financial
                            Management at the East New York
                            Savings Bank from 1983 to March
                            1988; Director, North Side
                            Capital Corp.; Certified Public
                            Accountant; Member: American
                            Institute of Certified Public
                            Accountants and New York State
                            Society of Certified Public
                            Accountants.

     Ralph J. Marino        Director; Attorney, Partner in          1995
       Age 67               Marino, Bernstein & LaMarca P.C.
                            since March 1995; Senator, New
                            York State Senate from 1969 to
                            February 1995.

     (1) Includes term as Trustee prior to the Bank's conversion from mutual to stock form of organization on April 15, 1986.

     THE BOARD OF DIRECTORS AND ITS COMMITTEES

          The Board of Directors holds regular monthly meetings in all months except February and August and special meetings when called from time to time. The Board of Directors held a total of 10 meetings during the fiscal year ended September 30, 1995. During fiscal 1995, no incumbent director attended less than 75% of the aggregate of the number of meetings held by the Board of Directors and by all committees of the Board of Directors on which such director served. The committees of the Board of Directors are the Executive Committee, the Audit Committee, the CRA and Compliance Committee, and the Stock and Executive Compensation Committee. Matters relating to the election of directors are considered by the full Board of Directors and not by a standing nominating committee. Members of committees are elected each year by the Board of Directors at its first meeting following the Annual Meeting.

          * The Executive Committee consists of the Bank's Chief Executive Officer and two or more other directors. The Executive Committee, which currently consists of five members, holds regular monthly meetings and is authorized to exercise the powers of the Board of Directors between regular meetings of the Board. The Executive Committee, which met eleven times during fiscal 1995, is comprised of Messrs. O'Brien, Cherashore, Collins, Murphy and Fleming.

          * The Audit Committee, which met four times during fiscal 1995, consists of four members of the Board of Directors who are not officers of the Bank--
               Messrs. Schildwachter, Gidron and Marino (effective May
               1995) and Ms. Healy. The Audit Committee reviews the affairs and records of the Bank to determine its financial condition, reviews the Bank's system of internal control, reviews the audit scope and reports of the Bank's independent auditors and internal auditor and reviews accounting and financial reporting, to ensure compliance with applicable accounting principles.

          * The CRA and Compliance Committee, which met twice during fiscal 1995, consists of three members of the Board of Directors, Messrs. Marino (effective May 1995) and Gidron and Ms. Healy. The Committee reviews the Bank's compliance and CRA-related policies and activities and makes recommendations to the Board of Directors.

          * The Stock and Executive Compensation Committee consists of three members of the Board of Directors, Messrs. Collins, Murphy and Gidron. The Committee, which met once and took action by Unanimous Consent once during fiscal 1995, reviews executive compensation, administers the Bank's Long Term Incentive and Capital Accumulation Plan and MDR and makes recommendations to the Board of Directors.

     EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

          The following information is supplied with respect to persons who currently serve as executive officers of North Side but do not serve on the Board of Directors. There are no arrangements or understandings between North Side and any such person pursuant to which such person has been elected as an officer.

               NAME             AGE             TITLE

          Marie J. Alleva        53             Senior Vice President
          Martin J. Brady        42             Senior Vice President
          Felix G. Gonzalez      60             Senior Vice President
          Alissa E. Ballot       40             General Counsel
          Joseph R. Kwasnik      44             Vice President and Comptroller
          Samy F. Sapek          47             Auditor
          Kathleen Mallon        51             Treasurer
          Judith A. MacGregor    43             Corporate Secretary

     DIRECTORS' COMPENSATION

          Retainer and Fees--Directors who are not executive officers of the Bank and who attend a minimum of 75% of Board meetings throughout calendar year 1995 will receive an annual fee of $20,000, in addition to a payment of $1,000 per Board meeting attended. Directors who were not executive officers of the Bank and who attended a minimum of 75% of Board meetings through calendar year 1994 received an annual fee of $16,000, in addition to a payment of $1,000 per Board meeting attended. In addition, non-officer members of committees of the Board receive a fee of $400 per committee meeting attended. Directors who are also officers of the Bank receive no compensation for attendance at Board or committee meetings. The Chairperson of the Audit Committee receives an additional fee of $1,000 annually.

          Deferred Compensation Plan--Effective October 1, 1993, North Side adopted a Directors Deferred Compensation Plan under which a director may elect to defer receipt of compensation otherwise payable currently for payment at a later date. Amounts deferred for later payment are invested for the account of the director electing deferred payment. Amounts payable to the director reflect the earnings and losses on the investments made with the amount deferred.

     STOCK AND EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE
     COMPENSATION

          The Report of the Stock and Executive Compensation Committee and the Stock Performance Chart shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Bank specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     REPORT OF THE STOCK AND EXECUTIVE COMPENSATION COMMITTEE

          Under rules established by the Securities and Exchange Commission ("SEC") and adopted by the FDIC, the Bank is required to provide certain data and information regarding the compensation and benefits provided to its Chief Executive Officer and certain other executives. The disclosure requirements for the Chief Executive Officer and such other executives include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the following report of the Stock and Executive Compensation Committee ("Compensation Committee") is provided.

          After the end of each fiscal year, the Compensation Committee meets to consider and make recommendations to the Board of Directors with respect to short-term incentive compensation (bonuses) for the fiscal year ending on the preceding
     September 30 and officers' salaries for the year beginning on the February 1 next following such meeting. The Board of Directors considers and acts upon such recommendations in December of each year. Thus, base compensation for the period beginning on February 1, 1995, as well as short-term incentive compensation for fiscal 1994, were reviewed in December 1994. Awards under the Bank's long-term incentive compensation plans (the Management Development and Recognition Plan, or "MDR," and the Amended and Restated Long-Term Incentive and Capital Accumulation Plan, or "Option Plan") are considered by the Compensation Committee as it deems appropriate.

          The primary objective of the Bank's executive compensation program is to attract and retain highly skilled and motivated executive officers who will manage the Bank in a manner to promote its growth and profitability and advance the interests of its stockholders. As such, the compensation program is designed to provide levels of compensation which are reflective of both the individual's and the organization's performance in achieving the organization's goals and objectives, both financial and non-financial, as determined in its business plan, and in helping to build value for the Bank's stockholders. The long-term component of the program aligns the interests of the executives with those of the Bank's stockholders by providing a proprietary interest in North Side, the value of which can be significantly enhanced by appreciation of the Common Stock. The program also seeks to adequately provide for the needs of the executives upon retirement based upon the length of service provided to the Bank.

          In structuring its executive compensation program, among the factors considered by North Side is the financial impact the program will have or likely have on the Bank, including but not limited to its impact on federal income taxes incurred.
     Effective January 1, 1994, Section 162(m) of the Code places a limitation of $1 million per executive named in the "Summary Compensation Table" below (the "Named Executive Officer" or "Named Executive Officers") on the deductibility of certain elements of compensation, as defined in the Code, paid to such executive by the Bank. For fiscal 1995, based upon the current level and composition of the compensation of its executive officers, the Bank does not believe that the limitations contained in Section 162(m) of the Code will have any impact on it.

          North Side's executive compensation program consists of four elements: base salary, short-term incentive compensation, long-term incentive compensation and retirement benefits.

          Base salaries for officers other than the Chief Executive Officer are recommended by the Compensation Committee to the Board based in part upon recommendations provided by the Chief Executive Officer. Salary levels reflect each executive officer's performance, responsibilities and experience and the Chief Executive Officer's and Compensation Committee's subjective perception of labor market conditions. The Compensation Committee's current philosophy is to fix the base salaries of the Bank's senior executive officers (including the Named Executive Officers) at a level generally designed, in the subjective judgment of the Compensation Committee, to provide a reasonable level of compensation even if no short-term incentive compensation is paid.

          Short-term incentive compensation consists of awards which may be paid annually in the discretion and pursuant to the subjective judgment of the Compensation Committee and the Board of Directors. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to short-term incentive compensation after the end of each fiscal year for all executive officers other than himself. The Compensation Committee, subjectively evaluating both the officer's individual performance and the overall performance of the Bank, makes recommendations to the Board with respect to short-term incentive compensation for all executive officers, including the Chief Executive Officer. For fiscal 1994, the Board accepted all such recommendations, and the Named Executive Officers, other than the Chief Executive Officer, received an aggregate of $65,000 in short-term incentive compensation.

          The long-term incentive compensation portion of the Bank's compensation program consists of the MDR and the Option Plan.
     The Bank established the MDR as a method of providing key Bank officers and employees with a proprietary interest in the Bank in a manner designed to encourage such persons to remain with North Side, as shares of Common Stock granted under the MDR generally vest at a rate of 20% per year beginning one year after grant. The Named Executive Officers (other than the Chief Executive Officer) were awarded an aggregate of 10,500 shares of Common Stock (after adjustment for the stock dividend paid March 1, 1995) under the MDR, effective January 3, 1995. See "Executive Compensation--Management Development and Recognition Plan." The Option Plan is designed to provide key officers with incentives for long term performance and to further align such officers' financial interest with those of the Bank's stockholders by providing them with the opportunity to participate in the appreciation, if any, of the Common Stock which may occur after the date the options are granted. See "Executive Compensation-- Long-Term Incentive and Capital Accumulation Plan."

          Retirement benefits are designed to provide for an adequate level of income to the executive officer following his or her retirement from the Bank based upon length of service with the organization and to support the goals and objectives of the rest of the compensation program as described above. The retirement benefits are provided through the 401(k) Savings Plan, the Retirement Plan, and the Benefit Preservation Plan (the "BPP"). See "Executive Compensation--401(k) Plan," "--Retirement Plan" and "--Benefit Preservation Plan".

          In evaluating the compensation of Thomas M. O'Brien, Chairman, President and Chief Executive Officer of the Bank, in order to determine short-term compensation for fiscal 1994 and base salary for the year beginning February 1, 1995, the Compensation Committee subjectively evaluated both quantitative and qualitative factors. The Committee reviewed the Bank's financial results for fiscal 1994, a year in which the Bank had record earnings and continued improvement in the credit quality of its loan portfolio. In addition to these quantitative accomplishments, the Compensation Committee considered
     Mr. O'Brien's leadership in positioning the Bank strategically for future developments and changes in its market, the economy and the regulatory environment, as well as his efforts in addressing various state and federal legislative initiatives affecting the Bank through his Chairmanship of the Government Relations Committees of both the Community Bankers Association of New York and America's Community Bankers. Based on the foregoing, the Committee determined to award Mr. O'Brien short-term incentive compensation of $115,000 with respect to fiscal 1994 and to continue Mr. O'Brien's base salary at its existing level of $385,000, in accordance with its philosophy concerning base salaries as set forth above. In addition, Mr. O'Brien was awarded 7,875 shares of Common Stock (after adjustment for the stock dividend paid March 1, 1995) under the MDR, effective January 3, 1995. The Compensation Committee's decisions relating to Mr. O'Brien were approved by the full Board of Directors (without the participation of the directors who are also officers of the Bank).

          Although the Compensation Committee had not formally held its post-fiscal 1995 meeting prior to the printing of this proxy statement, it is considering recommending to the Board a grant of an aggregate of approximately $205,000 in short-term incentive compensation in respect of fiscal 1995 to the Named Executive Officers (including the Chief Executive Officer), as well as increases in the base salaries of such persons of 2%-4% effective February 1, 1996 to reflect increases in the cost of living.

                  Stock and Executive Compensation Committee

                           Greg L. Collins (Chairman)
                               Richard D. Gidron
                                John J. Murphy

     STOCK AND EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          One of the responsibilities of the Compensation Committee of the Board of Directors of the Company is to determine the level of compensation for executive officers of the Bank. The Compensation Committee for 1995 consisted of Messrs. Collins, Murphy and Gidron. There are no interlocks, as defined under the rules and regulations of the SEC, between the Compensation Committee and corporate affiliates of members of the Compensation Committee or otherwise.

                               PERFORMANCE GRAPH

          Pursuant to the regulations of the FDIC promulgated under the Securities Exchange Act of 1934, as amended, the graph below compares the performance of North Side Savings Bank with that of the Nasdaq Composite Index (U.S. Companies) and the SNL Thrift Index (savings institutions). The graph assumes the reinvestment of dividends in additional shares of the same class of equity securities as those below.

                            NORTH SIDE SAVINGS BANK
                            STOCK PRICE PERFORMANCE

          There can be no assurance that stock performance will continue into the future with the same or similar trends depicted in the graph above.

     EXECUTIVE COMPENSATION

          The following Summary Compensation Table includes individual compensation information on the Chief Executive Officer and the other most highly compensated executive officers whose base salary and bonus aggregated or is expected to aggregate $100,000 or more for the fiscal year ended September 30, 1995 (the "Named Executive Officers") for services rendered in all capacities to the Bank during the fiscal years ended September 30, 1995, 1994 and 1993.

                                                SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                                     ----------------------
                                                 ANNUAL COMPENSATION                   AWARDS
                                                 -------------------                   ------
                                                               OTHER ANNUAL   RESTRICTED   SECURITIES     PAYOUTS
                                                                  COMPEN-        STOCK     UNDERLYING      LTIP      ALL OTHER
         NAME AND               FISCAL    SALARY($)   BONUS($)   SATION($)     AWARD(S)   OPTIONS/SARS    PAYOUTS  COMPENSATION
    PRINCIPAL POSITION           YEAR        (1)         (2)        (3)         ($)(4)       (#)(5)         ($)       ($)(6)
    ------------------           ----        ---         ---        ---         ------       ------         ---       ------

Thomas M. O'Brien                1995     $385,000          (2)      0          $136,828      110,250        0        $23,100
  Chairman of the Board,         1994      365,962    $115,000       0                 0      110,250        0          8,994
  President and CEO              1993      260,000     100,000       0                 0       64,502        0          8,728
Donald C. Fleming                1995     $156,000          (2)      0          $ 72,975       44,100        0        $ 9,240
  Executive Vice                 1994      152,400    $ 35,000       0                 0       44,100        0          8,700
  President and CFO              1993      142,900      30,000       0                 0       26,026        0          5,272
Alissa E. Ballot                 1995     $101,000          (2)      0          $ 54,731       14,884        0        $ 3,016
  General Counsel                1994       98,889    $ 15,000       0                 0       14,884        0          2,190
                                 1993       91,473      10,000       0                 0        3,859        0              0
Marie Alleva                     1995     $ 87,000          (2)      0          $ 54,731       14,884        0        $ 5,196
  Senior Vice President          1994       85,235    $ 15,000       0                 0       14,884        0          2,448
                                 1993       80,550      10,000       0                 0        3,859        0          1,170

(1) Salary includes payroll deduction contributions to benefit plans made pursuant to Sections 401(k) and 125 of the Internal Revenue Code.

(2) Bonus consists of amount earned as a bonus for the year in which earned, without regard to the year in which paid. Bonuses to be paid for the fiscal year ended September 30, 1995 were not determined as of the date of printing of this proxy statement.

(3)  For fiscal 1993, 1994 and 1995, the Bank believes that there were no
     (a) perquisites with a value aggregating more than the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.

(4)  Effective January 3, 1995, awards of 7,875, 4,200, 3,150 and 3,150 shares were made under the MDR Plan to Mr. O'Brien, Mr. Fleming, Ms. Ballot and Ms. Alleva, respectively. The awards vest at a rate of 20% per year commencing on January 1, 1996. The dollar amounts in the table for fiscal 1995 are based upon $17.375 per share, the closing price (as adjusted) of the Common Stock as reported on the Nasdaq National Market System on the date of grant, January 3, 1995. As of September 29, 1995, the number of unvested shares of Common Stock allocated to Mr. O'Brien, Mr. Fleming, Ms. Ballot and Ms. Alleva and the dollar value thereof based on a per-share value of $30.25 were 7,875 shares, $238,218.75; 4,200 shares, $127,050; 3,150 shares,
     $95,287.50; and 3,150 shares, $95,287.50, respectively. Dividends are paid on unvested shares awarded pursuant to the MDR Plan to the same extent as paid on other shares of the Company's outstanding Common Stock and are held in the MDR Plan Trust for distribution on the vesting date of the related shares. All figures have been adjusted in accordance with the MDR Plan to give effect to the stock dividend paid on March 1, 1995.

(5) Consists of number of shares available for purchase as of the last day of the fiscal year in question upon exercise of options granted under the Long Term Incentive and Capital Accumulation Plan, regardless of whether such options were exercisable on such date. All share numbers have been adjusted to reflect stock dividends declared by the Bank pursuant to automatic anti-dilution provisions of the Long Term Incentive and Capital Accumulation Plan. For additional information, see "Long-Term Incentive and Capital Accumulation Plan."

(6) Includes the Bank's matching contributions to the 401(k) Plan, a cash or deferred plan designed to be qualified under Sections 401(a) and 401(k) of the Internal Revenue Code, which in fiscal 1995 totalled $9,240 for Mr. O'Brien; $9,240 for Mr. Fleming; $3,016 for Ms.
     Ballot; and $5,196 for Ms. Alleva. Also includes the Bank's accruals with respect to the Benefit Preservation Plan ("BPP") (excluding amounts contributed with respect to supplemental retirement benefits thereunder), which in fiscal 1995 totalled $13,860 for Mr. O'Brien and $0 for the other Named Executive Officers. See "401(k) Plan" and "Benefit Preservation Plan."

     EMPLOYMENT AGREEMENT

          On February 1, 1989, North Side entered into an employment agreement with Thomas M. O'Brien ("Employment Agreement") pursuant to which Mr. O'Brien is retained as the Chairman, President and Chief Executive Officer of the Bank. The Employment Agreement is for an initial term of five years, with an automatic one-year extension every February 1st, unless
     60 days' prior written notice is given by either party to the other. The Agreement was last extended on February 1, 1995 and currently is for a term expiring on February 1, 2000.

          Pursuant to the Employment Agreement, Mr. O'Brien receives a salary at a minimum annual rate of $385,000, subject to upward adjustment by the Bank's Board of Directors each year. The Employment Agreement provides for Mr. O'Brien's participation in any pension, stock option, profit-sharing, medical or other benefit plans covering North Side's employees and in any program of executive compensation, benefits or perquisites available generally to Senior Vice Presidents or more senior officers of North Side. It also provides for the continued payment of all or a portion of base salary, on prescribed terms, in the event of disability. In the event of Mr. O'Brien's death during the term of the Employment Agreement, North Side is obligated to pay a death benefit (which may, but need not, be provided through insurance) equal to three times Mr. O'Brien's highest annual salary rate achieved during the term, either in a lump sum or in 36 monthly installments; to provide for a cash settlement of all stock options outstanding to Mr. O'Brien at the time of death; and to provide continued health and disability insurance coverage for certain surviving members of Mr. O'Brien's family for a period of up to 36 months.

          The Employment Agreement reserves to North Side the power to terminate Mr. O'Brien's employment at any time. Any termination by North Side for just cause (as defined in the Employment Agreement) and any resignation by Mr. O'Brien other than for good reason (as defined in the Employment Agreement) would not result in North Side's liability for severance payments. In the event of termination without just cause or resignation for good reason, in either case in the absence of a change of control (as defined in the Employment Agreement), North Side would be liable to pay Mr. O'Brien severance as follows: (a) a payment, in lieu of continued salary, equal to Mr. O'Brien's annual base salary rate at termination or resignation multiplied by 2.99 or, if greater, the number of years remaining in the unexpired term of the Employment Agreement, payable in semi-monthly installments; and
     (b) full and immediate vesting of all stock options then outstanding to Mr. O'Brien. In the event of termination without just cause or resignation with good reason, in either case after a change of control (as defined in the Employment Agreement), North Side would be liable to Mr. O'Brien for severance payments as follows: (a) a payment, in lieu of continued salary, equal to Mr. O'Brien's average annual base salary for the 5 years immediately preceding termination or resignation multiplied by
     2.99 or, if greater, payments remaining in the unexpired term of the Employment Agreement, payable in a lump sum or bi-weekly installments at Mr. O'Brien's discretion; and (b) at North Side's expense, continued coverage under North Side's group health, hospitalization, dental, life and other similar insurance and benefit plans, or substantially similar coverage from another source, for a period of three years or until Mr. O'Brien obtains substantially the same coverage through another employer;
     (c) full and immediate vesting of all stock options then outstanding to Mr. O'Brien; and (d) to the extent that any payments by North Side to Mr. O'Brien constitute "excess parachute payments" subject to the excise tax imposed under section 4999 of the Code, an additional monetary payment equal to the amount of such excise tax. The approximate lump sum present value of the contract damages that would be payable to Mr. O'Brien under the Employment Agreement if his employment terminated without just cause or if he had resigned for good reason as of September 30, 1995 is $3,000,000 if such termination or resignation followed a change of control (as defined in the Employment Agreement) and $1,400,000 if such termination or resignation did not follow such a change of control.

     LONG TERM INCENTIVE AND CAPITAL ACCUMULATION PLAN

          The Board of Directors of the Bank has adopted the Amended and Restated Long-Term Incentive and Capital Accumulation Plan ("Option Plan"), which was approved by stockholders at the annual meeting of stockholders on January 24, 1994 by the requisite vote. The Option Plan authorizes the grant to certain officers and employees of stock options ("Options") which qualify as "Incentive Stock Options" under section 422 of the Code, of stock options that do not qualify as incentive stock options ("Non-Qualified Stock Options"), and of stock appreciation rights associated with stock options, which entitle the holder to surrender his or her right to purchase shares of the Bank's authorized but unissued Common Stock, par value $1.00 per share ("Shares"), by exercising the Option and to receive in return a payment equal to the excess of the fair market value of the Shares subject to the Option surrendered over the exercise price ("SARs"). Only employees of the Bank and subsidiaries thereof are eligible to receive a grant of an Option or SAR pursuant to the Option Plan.

          The Stock and Executive Compensation Committee administers the Option Plan and determines, in its sole discretion and in accordance with the provisions of the Option Plan, the officers and other employees to whom Options are granted, the type of Option granted, the number of Shares to be covered by the Option, the exercise price and the Option period.

          Under the terms of the Option Plan, after providing for option exercises and anti-dilution adjustments to reflect stock dividends, there remain 414,142 Shares reserved for future issuance.

          There were no options or SARs granted to the Named Executive Officers during the fiscal year ended September 30, 1995.

          The following table provides information on unexercised options or SARs held by the Named Executive Officers as of September 30, 1995.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR END OPTION/SAR VALUES (1)

                                               NUMBER OF
                                               SECURITIES     VALUE OF
                                               UNDERLYING     UNEXERCISED
                       SHARES                 UNEXERCISED     IN-THE-MONEY
                      ACQUIRED                OPTIONS/SARS    OPTIONS/SARS
                         ON      VALUE        AT FY-END(#)    AT FY-END($)(2)
                      EXERCISE REALIZED       EXERCISABLE/    EXERCISABLE/
          NAME           (#)      ($)        UNEXERCISABLE    UNEXERCISABLE

     Thomas M. O'Brien     0       0          66,568/43,682    $1,269,332/
                                                               $  567,763
     Donald C. Fleming     0       0          26,105/17,995    $  492,145/
                                                               $  235,073
     Alissa E. Ballot      0       0           4,686/10,198    $   62,791/
                                                               $  132,024
     Marie Alleva          0       0           4,686/10,198    $   62,791/
                                                               $  132,024

     (1) Under the provisions of the Option Plan, all outstanding Options and SARs become vested and fully exercisable upon the occurrence of an actual or threatened change of control of the Bank, as defined in the Option Plan.

     (2) Based upon the difference between $30.25, the closing price of the Common Stock as reported on the Nasdaq National Market System on September 29, 1995, and the respective exercise prices of the options (adjusted to give effect to stock dividends paid on Common Stock.)

     MANAGEMENT DEVELOPMENT AND RECOGNITION PLAN

          The Board of Directors of the Bank has adopted the Management Development and Recognition Plan ("MDR Plan"), under which the Bank grants non-transferable and non-assignable awards to officers of the Bank and its affiliates. The awards are in the form of shares of Common Stock held in trust by the MDR Plan (the "Awards"). The Stock and Executive Compensation Committee, with the approval of the Board of Directors, selects the individuals who participate in the MDR Plan and sets the terms and conditions of such participation. As a general rule, upon receipt of an Award, the recipient enjoys the immediate right to all incidents of ownership of the shares of Common Stock subject to such Award (including all voting, tender and dissenters' rights, as well as the right to receive dividends), except for the right to sell or otherwise dispose of such shares. Shares subject to an Award are held in the MDR Trust for the benefit of the Award recipient pending the vesting of such shares in accordance with a vesting schedule established by the Stock and Executive Compensation Committee upon making the Award. Shares subject to an Award are distributed to the Award recipient as and when they become vested. Termination of employment due to death, disability, retirement, or change in control (as defined in the MDR Plan) results in the immediate vesting and distribution of all then unvested shares.

          Pursuant to the terms of the MDR Plan, the Bank has established an irrevocable trust ("MDR Trust"), the trustees of which are Messrs. Gidron and Murphy and Ms. Healy. The trustees of the MDR Trust are authorized to invest the assets of the MDR Trust in shares of North Side Common Stock in an amount not to exceed 10% of the outstanding shares of North Side Common Stock. The MDR Trust currently holds 38,331 shares of North Side Common Stock.

     401(K) SAVINGS PLAN

          The Bank maintains the 401(k) Savings Plan of North Side Savings Bank, a defined contribution profit-sharing plan designed to remain qualified under Section 401(a) and Section 401(k) of the Code (the "401(k) Plan"). The 401(k) Plan generally covers all salaried and hourly employees of the Bank who have completed at least one year of eligibility service with the Bank. Under the 401(k) Plan, a participant may elect to defer from 1% to 6% of his or her base pay.

          At the end of each calendar year, the Bank matches the deferrals of each participant then employed by North Side and each former participant who died, retired or became disabled during the year at prescribed rates. The Bank's 401(k) Plan contributions may be made in the form of cash, Common Stock or any combination thereof, in the Bank's discretion. The 401(k) Plan also permits the Bank to contribute additional amounts as determined by the Board of Directors in its discretion.

          The 401(k) Plan includes a fund that purchases shares of the Bank's Common Stock (the "Bank Stock Fund"). Each participant who directs the trustee to invest all or part of his account in the Bank Stock Fund will have assets in his account applied to the purchase of shares of the Common Stock. Purchases of the Common Stock by participants under the 401(k) Plan will be subject to the applicable legal purchase limitations, and participants will direct the trustee how to vote their allocable shares of the Common Stock. As of September 30, 1995, the 401(k) Plan had $5,453,036 in assets, of which $1,494,253 was invested in the Bank Stock Fund.

          Effective October 1, 1993, the Bank adopted a Benefit
     Preservation Plan to provide for the accrual of matching contributions and related investment returns that may not be accrued under the 401(k) Plan due to certain limits imposed under the Code. See "Benefit Preservation Plan."

     RETIREMENT PLAN

          The Bank maintains a tax-qualified, defined benefit pension plan ("Retirement Plan") for salaried employees of the Bank who have attained age 21 and completed one year of eligibility service. The Retirement Plan is maintained through the RSI Retirement Trust, a group trust administered by the Retirement System Group, Inc. ("RSG"). The Retirement Plan's assets are primarily invested through Retirement System Investors Inc. ("RSII"), a wholly-owned subsidiary of RSG, or by investment managers selected by RSII or the Bank. A portion of the Retirement Plan's assets have been placed in a separate trust with Marine Midland Bank, as trustee, for investment in Common Stock. Voting rights associated with such Common Stock are exercised as directed by the members of the Bank's Employee Benefits Committee, or, if no direction is given by the Employee Benefits Committee, by the trustee in its discretion. Certain actuarial and administrative services are provided through Retirement System Consultants Inc., which also is a wholly owned subsidiary of RSG. The Retirement Plan is designed to comply with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          The following table sets forth, in straight life annuity amounts, the estimated annual benefits payable to a participant upon retirement at normal retirement age during the fiscal year ended September 30, 1995 for the average highest earnings and years of credited service classifications specified. These amounts are subject to an offset for Social Security benefits.

                                                PENSION PLAN TABLE

AVERAGE
 ANNUAL                                                      YEARS OF SERVICE
EARNINGS                          15               20              25(1)             30(1)              35(1)
- --------                          --               --              -----             -----              -----

$125,000                        $ 46,875       $ 62,500         $ 75,000           $ 75,000          $ 75,000
 150,000                          56,250         75,000           90,000             90,000            90,500
 175,000(3)                       65,625         87,500          105,000            105,000           105,000
 200,000(3)                       75,000        100,000          120,000            120,000           120,000
 225,000(3)                       84,375        112,500          135,000(2)         135,000(2)        135,000(2)
 250,000(3)                       93,750        125,000(2)       150,000(2)         150,000(2)        150,000(2)
 300,000(3)                      112,500        150,000(2)       180,000(2)         180,000(2)        180,000(2)
 400,000(3)                      150,000(2)     200,000(2)       240,000(2)         240,000(2)        240,000(2)
 450,000(3)                      168,750(2)     225,000(2)       270,000(2)         270,000(2)        270,000(2)
 500,000(3)                      187,500(2)     250,000(2)       300,000(2)         300,000(2)        300,000(2)
 550,000(3)                      206,250(2)     275,000(2)       330,000(2)         330,000(2)        330,000(2)
 600,000(3)                      225,000(2)     300,000(2)       360,000(2)         360,000(2)        360,000(2)


     (1) Normal retirement benefits are limited to 60% of average annual earnings.

     (2) These are hypothetical benefits based upon the Retirement Plan's normal retirement benefit formula. The maximum annual benefit permitted under Section 415 of the Code in 1995 is $120,000, or if higher, participant's current accrued benefit as of December 31, 1982 (but not more than $136,425). The $120,000 ceiling will be adjusted to reflect cost of living increases in 1996 and succeeding years in accordance with Section 415 of the Code. The BPP will provide the difference between the amounts appearing in this table and the maximum amount allowed by the Code.

     (3) The benefits shown corresponding to these compensation ranges are hypothetical benefits based upon the Retirement Plan's normal retirement benefit formula. Under Section 401(a)(17) of the Code, a participant's compensation in excess of $150,000 (as adjusted to reflect cost-of-living increases) is disregarded for purposes of determining average annual earnings in plan years beginning in or after 1989 but before 1994. Benefits accrued as of the last day of the plan year beginning in 1988 on the basis of compensation in excess of $200,000 are preserved. The $200,000 limit was increased to $209,200 in 1990, $222,220 in 1991, $228,860 in 1992, and $235,840 in 1993.  The
          Omnibus Budget Reconciliation Act of 1993 reduced this limitation to $150,000 for plan years beginning in 1994, indexed for cost-of-living adjustments in 1995 and thereafter in accordance with Section 401(a)(17) of the Code. The table reflects amounts payable in conjunction with the BPP.

          The benefits assume the participant would receive his benefits under the Retirement Plan in the form of a straight life annuity. The annual benefits shown in the table do not reflect any reduction due to the Social Security benefit offset provided by the Retirement Plan. The following table sets forth the years of credited service (i.e., benefit service) as of September 30, 1995 for each of the Named Executive Officers as well as the average annual earnings of each such individual as of September 30, 1995:

                                       AVERAGE ANNUAL      YEARS OF
                                          EARNINGS         CREDITED
     SERVICE
                                       AS OF 9/30/95    AS OF 9/30/95

     Thomas M. O'Brien                   $450,072           17.5
     Donald C. Fleming                   $209,669            7.5
     Alissa E. Ballot                    $100,521            3.5
     Marie Alleva                        $ 89,282            3.25

     BENEFIT PRESERVATION PLAN

          The Bank adopted, effective October 1, 1993, an unfunded, non-qualified Benefit Preservation Plan ("BPP") for certain senior officers of the Bank to compensate such individuals who participate in the Retirement Plan and the 401(k) Plan for benefits lost under such plans by reason of benefit limits imposed by sections 415, 401(a)(17) and 402(g) of the Code. Benefits accrued under the BPP are payable on the later of the first day of the month following the month in which the individual attains 65 and the month following the month in which the individual terminates employment with the Bank. Payment of benefits with respect to the Retirement Plan under the BPP is made in the same form as payments under the Bank's Retirement Plan, unless the participant elects an alternative option. Payments with respect to benefits under the 401(k) Plan are payable in 15 annual installments unless the participant elects another form of payment. Benefits accruing under the BPP with respect to the Retirement Plan are reflected in the pension table. Benefits accrued under the BPP with respect to the 401(k) Plan for the fiscal year ended September 30, 1995 are included in the Summary Compensation Table.

                            CERTAIN TRANSACTIONS

          The Bank has made, and may in the future make, loans in the ordinary course of business to directors, executive and non-executive officers and their respective associates. Except with respect to loans to non-executive officers made pursuant to the employee loan program described below, such loans are made on substantially the same terms, including interest rate and collateral, as those prevailing at the same time for comparable transactions with persons unaffiliated with the Bank and do not involve more than the normal risk of collectibility or present other unfavorable features.

          North Side offers home mortgage loans to its employees, including officers other than executive officers, on terms which are substantially the same as those offered for comparable transactions with persons unaffiliated with the Bank at the time the loan is made, except that the Bank waives the application fee and 50% of the points, if any. Pursuant to Regulation O of the Board of Governors of the Federal Reserve System, made applicable to the Bank by FDIC regulations, as well as comparable regulations under the New York Banking Law, extensions of credit to directors and "executive officers" must be on terms substantially the same as those prevailing at the time for comparable transactions with persons unaffiliated with the Bank.

          In the judgment of management of the Bank, loans made to employees as described above do not involve more than the normal risk of collectibility.

                                PROPOSAL II

            RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

          The Board of Directors of the Bank has appointed KPMG Peat Marwick LLP as independent auditors of the Bank for the year ending September 30, 1996, and has further directed that the selection of such auditors be submitted for ratification by the stockholders at the Annual Meeting. The Bank has been advised by KPMG Peat Marwick LLP that neither that firm nor any of its associates has any relationship with the Bank or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. KPMG Peat Marwick LLP will have a representative at the Annual Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING SEPTEMBER 30, 1996. THE PROPOSAL WILL BE ADOPTED IF APPROVED BY THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK VOTING ON THE PROPOSAL.

                     OTHER MATTERS WHICH MAY BE PRESENTED
                           FOR ACTION AT THE MEETING

          Management is not aware of any matter other than those set forth in the Notice of Annual Meeting of Stockholders that is to be presented for action at this Annual Meeting. If any other matter is presented properly for action at the meeting, it is the intention of the persons named in the attached form of proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

                           STOCKHOLDER PROPOSALS

          Any stockholder may make any other proposal at the next Annual Meeting and the same may be considered if such proposal is stated in writing and contains the information set forth in
     Article II, Section 16 of the Bank's Bylaws, and is submitted to the Secretary of the Bank not later than the date which is fifteen days before the anniversary date of this Proxy Statement.

          In accordance with the rules of the FDIC, any stockholder who wishes to present a proposal for action at the Annual Meeting of Stockholders in January 1997 and have such proposal included in the Proxy Statement with respect to such meeting must submit such proposal so that it is received at the Bank's principal executive offices no later than September 27, 1996. If such proposal is in compliance with all applicable requirements, it will be included in the Proxy Statement and set forth on the form of proxy issued for such Annual Meeting. Please send any such proposal by certified mail, return receipt requested.

                  ANNUAL REPORTS AND FINANCIAL STATEMENTS

          A copy of the Bank's Annual Report to Stockholders for the year ended September 30, 1995 accompanies this Proxy Statement. Additional copies of the Bank's Annual Report to Stockholders may be obtained by written request to the Secretary of the Bank at the address indicated below. Such annual report is not part of the proxy solicitation materials.

          UPON RECEIPT OF A WRITTEN REQUEST, THE BANK WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE BANK'S ANNUAL REPORT ON FORM F-2 FOR THE YEAR ENDED SEPTEMBER 30, 1995 (EXCLUDING EXHIBITS THERETO) REQUIRED TO BE FILED WITH THE FDIC UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO JUDITH
     A. MACGREGOR, NORTH SIDE SAVINGS BANK, 170 TULIP AVENUE, FLORAL PARK, NEW YORK 11001. THE FORM F-2 IS NOT PART OF THE PROXY SOLICITATION.

                     COMPLIANCE WITH SECTION 16(A) OF THE
                                 EXCHANGE ACT

          Under the securities laws of the United States, the Bank's directors, its executive officers, and any person holding more than ten percent of the Bank's Common Stock are required to file initial reports of ownership of the Bank's Common Stock and reports of changes in that ownership with the FDIC and the National Association of Securities Dealers, Inc. Specific due dates for these reports have been established and the Bank is required to disclose in this Proxy Statement any failure to file by these dates during fiscal 1995. During 1995, all these filing requirements were satisfied, except that Martin J. Brady, Senior Vice President, failed to timely file one Form F-8 with respect to one transaction, which failure was subsequently corrected. In making these disclosures, the Bank has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the FDIC.

                               MISCELLANEOUS

          The cost of solicitation of proxies will be borne by the Bank. The Bank will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Bank's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Bank may solicit proxies personally or by telephone without additional compensation.

           IMPORTANT--PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD

                                        By Order of the Board of Directors,

                                        [SIGNATURE]

                                        Judith A. MacGregor
                                        Corporate Secretary

     December 22, 1995